Exhibit 23.1

Abraxas Petroleum Corporation
San Antonio, Texas

        We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-103027 of Abraxas Petroleum Corporation of our report dated February 13, 2004, relating to the consolidated financial statements of Abraxas Petroleum Corporation, which is contained in that Post-Effective Amendment No. 3 to Form S-1.

        We also consent to the reference to us under the caption "Experts" in the Post-Effective Amendment No. 3 to Form S-1.

(Signed manually)
BDO Seidman, LLP
Dallas, Texas
July 30, 2004